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Investors	News Media
Jacob Sayer	Linda Megathlin
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investors@sensata.com	lmegathlin@sensata.com

SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES
FIRST QUARTER 2014 RESULTS

•	First quarter 2014 Net revenue was $551.6 million, an increase of 17.3% from the first quarter 2013.

•	First quarter 2014 Net income was $68.4 million, or $0.39 per diluted share.

•	First quarter 2014 Adjusted net income[1] was $98.1 million, or $0.56 per diluted share.

Almelo, the Netherlands – April 29, 2014 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the first quarter ended March 31, 2014.

Highlights of the First Quarter ended March 31, 2014

Net revenue for the first quarter 2014 was $551.6 million, an increase of $81.2 million, or 17.3%, from Net revenue for the first quarter 2013 of $470.4 million.

Net income for the first quarter 2014 was $68.4 million, or $0.39 per diluted share including acquisition integration costs of $2.7 million. This compares to Net income of $34.7 million, or $0.19 per diluted share, for the first quarter of 2013.

Adjusted net income1 for the first quarter 2014 was $98.1 million, or $0.56 per diluted share, which was 17.8% of Net revenue. This compares to Adjusted net income1 for the first quarter 2013 of $86.7 million, or $0.48 per diluted share, which was 18.4% of Net revenue.

"We are off to a good start in 2014 as the team's execution drove better-than-expected net revenue growth and solid earnings performance," said Martha Sullivan, President and Chief Executive Officer. “For the balance of the year we believe Sensata can achieve double-digit Net revenue growth.”

The Company spent $36.2 million, or 6.5% of Net revenue, on research, development and engineering related costs in the first quarter of 2014, an increase of 22.3% over the first quarter of

2013 to fund growth initiatives. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at March 31, 2014 was $334.1 million. During the first quarter, the Company generated cash of $105.4 million from operations, used cash of $83.2 million in investing activities and used cash of $6.1 million in financing activities.

The Company recorded an income tax provision of $8.1 million for the first quarter 2014. Approximately $7.5 million of the provision, or 5.9% of Adjusted EBIT, related to taxes that are payable in cash and approximately $0.6 million related to deferred income tax expense and other income tax expense.

The Company’s total indebtedness at March 31, 2014 was $1.7 billion. The Company’s Net debt2 was $1.4 billion resulting in a Net leverage ratio2 of 2.5X. Standard and Poor's recently upgraded its corporate rating on the Company and the ratings on the Company's outstanding bond issues to BB+ and the rating on the Company's outstanding term loan to BBB.

In February 2014, our Board of Directors authorized a $250.0 million share buyback program. During the first quarter, we repurchased 0.3 million ordinary shares under this and its predecessor program for an aggregate purchase price of approximately $11.3 million.

Segment Performance

	Three months ended
$ in 000s	March 31, 2014	March 31, 2013
Sensors net revenue	$412,740	$332,633
Sensors profit from operations	$116,616	$93,192
% of Sensors net revenue	28.3%	28.0%

Controls net revenue	$138,854	$137,780
Controls profit from operations	$40,751	$43,354
% of Controls net revenue	29.3%	31.5%

Guidance

The Company anticipates net revenue of $555 million to $575 million for the second quarter 2014, which, at the midpoint, is 11.6% higher than second quarter 2013 Net revenue of $506.4 million. The Company further anticipates Adjusted EBITDA of $147 million to $153 million for the second quarter 2014. The Company also expects Adjusted net income1 of $103 million to $108 million, or $0.59 to $0.62 per diluted share for the second quarter 2014. At the midpoint, this represents 12.0% growth compared to second quarter 2013 Adjusted net income per diluted share of $0.54. This guidance assumes a diluted share count of 174.5 million for the second quarter 2014.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

2Net debt represents total indebtedness including Capital lease and other financing obligations, less Cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its first quarter ended March 31, 2014. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 14319869. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

For those unable to participate in the conference call, a replay will be available for one week following the call. To access the replay, the U.S. dial in number is 855-859-2056 and the non-U.S. dial in number is 404-537-3406. The replay passcode is 14319869. A replay of the call will be also available by webcast for an extended period of time at the Company’s website, at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in ten countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the second quarter and full year 2014.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: worldwide economic conditions; adverse developments in the automotive industry; competitive pressures; pricing and other pressures from customers; fluctuations in foreign currency exchange, commodity and interest rates; governmental regulations, policies, and practices relating to the Company’s non-US operations and international business; integration of acquired companies; litigation and disputes involving the Company, including the extent of product liability and warranty claims asserted against the Company; non-performance by suppliers; the loss of one or more suppliers of raw materials; fundamental changes in the industries in which the Company operates; and the Company’s ability to secure financing to operate and grow its business or to explore opportunities.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended
	March 31, 2014	March 31, 2013
Net revenue	$551,594	$470,413
Operating costs and expenses:
Cost of revenue	357,199	308,682
Research and development	17,664	13,616
Selling, general and administrative	44,672	38,254
Amortization of intangible assets	32,016	33,386
Restructuring and special charges	865	1,676
Total operating costs and expenses	452,416	395,614
Profit from operations	99,178	74,799
Interest expense	(23,512)	(24,135)
Interest income	308	148
Other, net	538	(2,601)
Income before taxes	76,512	48,211
Provision for income taxes	8,139	13,546
Net income	$68,373	$34,665

Net income per share:
Basic	$0.40	$0.19
Diluted	$0.39	$0.19

Weighted-average ordinary shares outstanding:
Basic	172,085	177,936
Diluted	174,151	181,522

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended
	March 31, 2014	March 31, 2013
Net income	$68,373	$34,665
Other comprehensive income, net of tax:
Net unrealized gain on derivative instruments designated and qualifying as cash flow hedges	2,165	8,607
Amortization of net loss and prior service (credit)/cost on defined benefit and retiree healthcare plans	(71)	454
Other comprehensive income	2,094	9,061
Comprehensive income	$70,467	$43,726

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$334,064	$317,896
Accounts receivable, net of allowances	352,998	291,723
Inventories	199,135	183,395
Deferred income tax assets	21,817	20,975
Prepaid expenses and other current assets	42,034	41,642
Total current assets	950,048	855,631
Property, plant and equipment, net	368,598	344,657
Goodwill	1,774,346	1,756,049
Other intangible assets, net	498,442	502,388
Deferred income tax assets	10,623	10,623
Deferred financing costs	18,231	19,132
Other assets	11,109	10,344
Total assets	$3,631,397	$3,498,824

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$7,475	$8,100
Accounts payable	209,549	177,539
Income taxes payable	8,174	5,785
Accrued expenses and other current liabilities	152,355	123,239
Deferred income tax liabilities	3,742	3,829
Total current liabilities	381,295	318,492
Deferred income tax liabilities	295,531	281,364
Pension and post-retirement benefit obligations	19,234	19,508
Capital lease and other financing obligations, less current portion	48,089	48,845
Long-term debt, net of discount, less current portion	1,665,917	1,667,021
Other long-term liabilities	10,165	22,006
Total liabilities	2,420,231	2,357,236
Total shareholders’ equity	1,211,166	1,141,588
Total liabilities and shareholders’ equity	$3,631,397	$3,498,824

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)
	For the three months ended
	March 31, 2014	March 31, 2013
Cash flows from operating activities:
Net income	$68,373	$34,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,603	13,044
Amortization of deferred financing costs and original issue discounts	986	1,237
Currency remeasurement gain on debt	(122)	(77)
Share-based compensation	2,585	1,949
Amortization of inventory step-up to fair value	683	—
Amortization of intangible assets	32,016	33,386
Loss on disposition of assets	34	656
Deferred income taxes	4,478	7,147
Gains from insurance proceeds	(2,417)	—
Unrealized (gain)/loss on hedges and other non-cash items	(2,824)	2,157
Changes in operating assets and liabilities, net of effects of acquisitions	(13,999)	(9,342)
Net cash provided by operating activities	105,396	84,822

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(27,308)	(14,256)
Insurance proceeds	2,417	1,400
Acquisition payments, net of cash received	(58,281)	(411)
Net cash used in investing activities	(83,172)	(13,267)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	7,836	4,320
Payments on debt	(2,582)	(3,296)
Payments to repurchase ordinary shares	(11,310)	(55,093)
Net cash used in financing activities	(6,056)	(54,069)
Net change in cash and cash equivalents	16,168	17,486
Cash and cash equivalents, beginning of period	317,896	413,539
Cash and cash equivalents, end of period	$334,064	$431,025

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended March 31,
	2014	2013
Sensors	74.8%	70.7%
Controls	25.2%	29.3%
Total	100.0%	100.0%

(% of total net revenue)	Three months ended March 31,
	2014	2013
Americas	39.2%	37.4%
Europe	29.2%	29.8%
Asia	31.6%	32.8%
Total	100.0%	100.0%

(% of total net revenue)	Three months ended March 31,
	2014	2013
European automotive	25.0%	24.4%
North American automotive	17.2%	15.6%
Asian automotive	20.0%	20.4%
Rest of world automotive	0.6%	1.0%
Heavy vehicle off-road	11.3%	8.7%
Appliance and heating, ventilation and air-conditioning	8.9%	10.6%
Industrial	7.5%	9.0%
All other	9.5%	10.3%
Total	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: net income before costs associated with debt refinancing and other financing activities, unrealized (gain)/loss on other hedges and (gain)/loss on currency remeasurement on debt, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, restructuring and special charges, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the performance of the Company’s operations and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and Projected GAAP earnings per share to Projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income to Adjusted net income for the first quarter ended March 31, 2014 and 2013.

(In 000s, except per share amounts)	Three months ended March 31,
	2014	2013
Net income	$68,373	$34,665
Financing and other transaction costs	68	602
Deferred (gain)/loss on other hedges and (gain)/loss on currency remeasurement on debt, net	(4,194)	3,229
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	34,622	33,912
Deferred income tax and other tax expense	613	7,672
Amortization of deferred financing costs	986	1,237
Restructuring and special charges	(2,417)	5,382
Total adjustments	$29,678	$52,034
Adjusted net income	$98,051	$86,699
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	174,151	181,522
Adjusted net income per diluted share	$0.56	$0.48

The Company’s definition of Adjusted net income includes the current tax expense (benefit) that will be payable (realized) on the Company’s income tax return and excludes deferred income tax and other tax expense. As the Company treats deferred income tax and other tax expense as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for each period presented. The theoretical current income tax expense/(benefit)associated with the reconciling items above would be as follows: Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets and inventory: $0.6 million and $0.3 million for the three months ended March 31, 2014 and 2013, respectively; Restructuring and special charges: $0.0 million and $1.3 million for the three months ended March 31, 2014 and 2013, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statement of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the first quarter ended March 31, 2014 and 2013.

($ in 000s)	Three months ended March 31,
	2014	2013
Cost of revenue	$557	$4,275
Selling, general and administrative	68	602
Amortization of intangible assets	31,648	33,004
Restructuring and special charges	—	2,015
Interest expense	986	1,237
Other, net	(4,194)	3,229
Provision for income taxes	613	7,672
Total adjustments	$29,678	$52,034

The following unaudited table reconciles the Company’s Projected GAAP earnings per share to Projected Adjusted net income per diluted share for the second quarter ended June 30, 2014 and full year ended December 31, 2014. The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended June 30, 2014		Full year ended December 31, 2014
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.36	$0.39	$1.38	$1.58
Deferred loss/(gain) on other hedges and loss/(gain) on currency remeasurement on debt, net	—	—	(0.02)	(0.02)
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets and inventory	0.18	0.18	0.74	0.74
Deferred income tax and other tax expense	0.06	0.06	0.18	0.18
Amortization of deferred financing costs	0.01	0.01	0.03	0.03
Restructuring and special charges	(0.02)	(0.02)	(0.03)	(0.03)
Projected Adjusted net income per diluted share	$0.59	$0.62	$2.28	$2.48
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	174,500	174,500	175,000	175,000

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.